A special meeting of the fund's shareholders was held on November 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	6,466,243,048.91	95.846
Withheld	280,219,946.87	4.154
TOTAL	6,746,462,995.78	100.000
Albert R. Gamper, Jr. B
Affirmative	6,459,041,833.49	95.740
Withheld	287,421,162.29	4.260
TOTAL	6,746,462,995.78	100.000
Robert M. Gates
Affirmative	6,441,052,528.46	95.473
Withheld	305,410,467.32	4.527
TOTAL	6,746,462,995.78	100.000
George H. Heilmeier
Affirmative	6,458,026,916.90	95.725
Withheld	288,436,078.88	4.275
TOTAL	6,746,462,995.78	100.000
Abigail P. Johnson
Affirmative	6,427,896,599.31	95.278
Withheld	318,566,396.47	4.722
TOTAL	6,746,462,995.78	100.000
Edward C. Johnson 3d
Affirmative	6,419,116,877.24	95.148
Withheld	327,346,118.54	4.852
TOTAL	6,746,462,995.78	100.000
Stephen P. Jonas
Affirmative	6,459,780,830.40	95.751
Withheld	286,682,165.38	4.249
TOTAL	6,746,462,995.78	100.000
Marie L. Knowles
Affirmative	6,461,769,188.96	95.780
Withheld	284,693,806.82	4.220
TOTAL	6,746,462,995.78	100.000
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	6,460,406,353.14	95.760
Withheld	286,056,642.64	4.240
TOTAL	6,746,462,995.78	100.000
Marvin L. Mann
Affirmative	6,440,555,199.19	95.466
Withheld	305,907,796.59	4.534
TOTAL	6,746,462,995.78	, 100.000
William O. McCoy
Affirmative	6,440,823,478.66	95.470
Withheld	305,639,517.12	4.530
TOTAL	6,746,462,995.78	100.000
Robert L. Reynolds
Affirmative	6,463,763,182.86	95.810
Withheld	282,699,812.92	4.190
TOTAL	6,746,462,995.78	100.000
Cornelia M. Small
Affirmative	6,462,121,463.05	95.785
Withheld	284,341,532.73	4.215
TOTAL	6,746,462,995.78	100.000
William S. Stavropoulos
Affirmative	6,453,499,157.83	95.658
Withheld	292,963,837.95	4.342
TOTAL	6,746,462,995.78	100.000
Kenneth L. Wolfe
Affirmative	6,457,041,632.10	95.710
Withheld	289,421,363.68	4.290
TOTAL	6,746,462,995.78	100.000
PROPOSAL 2
To change Fidelity Fifty from a diversified to a non-diversified fund.
Fidelity Fifty
	# of Votes	% of Votes
Affirmative	293,717,896.98	69.635
Against	90,371,041.62	21.425
Abstain	30,116,312.09	7.140
Broker Non-Votes	7,593,718.32	1.800
TOTAL	421,798,969.01	100.000
A Denotes trust-wide proposals and voting results. B Effective on or about January 1, 2006.